UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2019

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2019, CytoDyn Inc., a Delaware corporation (the “Company”), granted to Scott A. Kelly, M.D., Chairman of the Company’s board of directors (the “Board”), an option to purchase 750,000 shares of its common stock, par value $0.001 per share (“Common Stock”) and to David Welch, Ph.D., a member of the Board, an option to purchase 250,000 shares of Common Stock. The options were granted pursuant to the CytoDyn Inc. 2012 Equity Incentive Plan, as amended, and the Consulting Agreement, dated as of July 15, 2019, with each director. The options have a per share exercise price of $0.385, which was the closing sale price of Common Stock on the date of grant, a ten-year term and vested immediately upon granting. Also, on September 12, 2019, the Company and Dr. Welch agreed to amend his Consulting Agreement to eliminate any cash compensation (including previously earned entitlements) thereunder.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 12, 2019, the Company held its annual meeting of stockholders (the “Annual Meeting”) where certain matters were submitted to a vote of stockholders. A total of 269,526,155 shares were represented in person or by proxy at the Annual Meeting, out of 376,756,444 shares outstanding and entitled to vote as of the record date. The final results for each of the matters submitted are set forth below. Each of the proposals was approved. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on August 21, 2019 (the “Proxy Statement”).

Proposal No. 1 – Election of Five Directors. The stockholders elected five directors, each for a one-year term:

Nominee	Shares Voted For	Shares Withheld	Broker Non- Votes	Uncast
Scott A. Kelly, M.D.	161,818,343	36,299,291	68,853,272	2,555,249
Nader Z. Pourhassan, Ph.D.	154,585,361	43,498,923	68,853,272	2,588,599
Michael A. Klump	162,486,481	35,631,153	68,853,272	2,555,249
Jordan G. Naydenov	160,174,652	37,942,982	68,853,272	2,555,249
David F. Welch, Ph.D.	162,924,528	35,193,106	68,853,272	2,555,249

Proposal No. 2 – Ratification of Selection of Independent Registered Public Accounting Firm. The stockholders approved the selection of Warren Averett, LLC as independent registered public accounting firm for the fiscal year ending May 31, 2020, by the votes set forth in the table below:

For	Against	Abstained	Uncast
262,457,972	3,385,386	3,616,131	66,666

Proposal No. 3 – Advisory Vote on Executive Compensation. The stockholders approved the compensation paid to executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Votes	Uncast
116,452,904	72,588,758	11,631,221	68,853,272	0

Proposal No. 4 – Advisory Vote on Frequency of Holding an Advisory Vote on Executive Compensation. The proposal on the frequency of future advisory votes on executive compensation received the following votes, as set forth in the table below:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes	Uncast
170,115,950	9,663,540	9,108,411	11,784,982	68,853,272	0

Based upon the results set forth above, the Board has determined that advisory votes on executive compensation will be submitted to stockholders every year until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the annual meeting of stockholders for the fiscal year ending May 31, 2025.

Item 8.01	Other Events

Following the Annual Meeting, the Board reconstituted the members of its board committees. As a result, the board committees are now comprised of the following members: the Audit Committee is comprised of Mr. Klump and Mr. Naydenov, with Mr. Klump serving as chairman; the Compensation Committee is comprised of Mr. Naydenov and Dr. Welch, with Dr. Welch serving as chairman; and the Nominating and Corporate Governance Committee is comprised of Mr. Klump, Dr. Welch and Mr. Naydenov, with Mr. Naydenov serving as chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

September 13, 2019	By:	/s/ Michael D. Mulholland
Name: Michael D. Mulholland
Title: Chief Financial Officer